Exhibit 99.1

8333 Douglas Avenue, Suite 1100 Dallas, Texas 75225 T 214.238.5700 F 214.238.5701

Capital Southwest Increases Corporate Credit Facility to $595 million and Extends Maturity to September 2031

Dallas, Texas -- September 2, 2026 -- Capital Southwest Corporation (“Capital Southwest” or the “Company”) (Nasdaq: CSWC) an internally managed business development company focused on providing flexible financing solutions to support the acquisition and growth of middle market businesses, today announced an amendment to its senior secured credit facility (the “Corporate Credit Facility”). The amendment (a) increased commitments under the Corporate Credit Facility from $510 million to $595 million, (b) decreased the applicable margin from 2.15% to 2.00%, (c) removed the SOFR adjustment, (d) increased the uncommitted accordion feature that could increase the maximum commitments from $750 million to $1 billion, (e) reduced the unused commitment fees from a range of (i) 0.50%-1.00% to (ii) 0.50%-0.75% per annum, based on utilization, on the unused lender commitments, and (f) amended certain financial covenants. In addition, the end of the Corporate Credit Facility’s revolving period was extended from August 2, 2027 to September 2, 2030, and the final maturity was extended from August 2, 2028 to September 2, 2031.

In commenting on the amendment, Chris Rehberger, Treasurer and Chief Financial Officer, stated, “This is an outstanding outcome for Capital Southwest and another important step in strengthening our platform for future growth. The amendment expands our borrowing capacity, lowers our financing cost, extends our maturity profile, and increases our overall balance sheet flexibility. The strong support from our lender group reflects the quality of our portfolio, our long-term track record, and confidence in our disciplined investment strategy. With increased liquidity and no debt maturities until 2029, we are well positioned to capitalize on attractive market opportunities while continuing to prudently manage risk.”

About Capital Southwest

Capital Southwest Corporation (Nasdaq: CSWC) is a Dallas, Texas-based, internally managed business development company with approximately $2.2 billion in investments at fair value as of June 30, 2026. Capital Southwest is a middle market lending firm focused on supporting the acquisition and growth of middle market businesses with $5 million to $50 million investments across the capital structure, including first lien, second lien and non-control equity co-investments. As a public company with a permanent capital base, Capital Southwest has the flexibility to be creative in its financing solutions and to invest to support the growth of its portfolio companies over long periods of time.

Forward-Looking Statements

Forward-Looking Statements
This press release contains certain forward-looking statements with respect to Capital Southwest’s business. Forward-looking statements are statements that are not historical statements and can often be identified by words such as "will," "believe," "expect" and similar expressions and variations or negatives of these words. These statements are based on management's current expectations, assumptions and beliefs. They are not guarantees of future results and are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. These risks include risks related to: changes in the markets in which Capital Southwest invests; changes in the financial, capital, and lending markets; changes in the interest rate environment and its impact on Capital Southwest’s business and portfolio companies; regulatory changes; tax treatment; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy and its impact on Capital Southwest’s portfolio companies and its financial condition; the impact of geopolitical conditions on Capital Southwest’s portfolio companies and opportunities available to Capital Southwest; an economic downturn and its impact on the ability of Capital Southwest’s portfolio companies to operate and the investment opportunities available to Capital Southwest; the impact of supply chain constraints on Capital Southwest’s portfolio companies; and the elevated levels of inflation and its impact on Capital Southwest’s portfolio companies and the industries in which Capital Southwest invests.

Readers should not place undue reliance on any forward-looking statements and are encouraged to review Capital Southwest's Annual Report on Form 10-K for the year ended March 31, 2026 and any subsequent filings with the SEC, including the "Risk Factors" sections therein, for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, Capital Southwest does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Investor Relations Contact:

Michael S. Sarner, President and Chief Executive Officer
214-884-3829